Exhibit 10.1

AMENDMENT TO 2016 INVESTMENT AGREEMENT AND PARTICIPATION NOTICE AND ACKNOWLEDGEMENT

This AMENDMENT, dated as of May 6, 2024 (this “Amendment”), is by and between Air Transport Services Group, Inc., a Delaware corporation (the “Company”), and Amazon.com, Inc., a Delaware corporation (“Amazon”).

RECITALS

WHEREAS, the Company and Amazon entered into the Investment Agreement, dated March 8, 2016 (as further amended, modified or supplemented, including pursuant to the Amendment to Investment Agreement, dated March 5, 2021, the “2016 Investment Agreement”);

WHEREAS, the Company and Amazon entered into the Participation Notice and Acknowledgement, dated December 16, 2022 (the “Participation Notice”);

WHEREAS, each of the 2016 Investment Agreement and the Participation Notice may be amended with the written consent of the Company and Amazon;

WHEREAS, each of the parties wishes to further amend certain provisions of the 2016 Investment Agreement and the Participation Notice as specifically set forth herein;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties agree as follows:

1. Clause (ii) of the second sentence of Section 5.13(a) of the 2016 Investment Agreement shall be amended and restated in its entirety as follows:

“(ii) the price per share thereof, which price shall be equal to the VWAP for the Common Stock for the 30 Trading Days immediately preceding the delivery of the Sell Down Notice (or, with respect to a Program, the VWAP for the Common Stock for the 30 Trading Days immediately preceding the latter of the closing of the trading day (A) on which the Program is publicly disclosed by the Company or (B) immediately preceding the delivery of the Sell Down Notice)”

2. The third sentence of Section 3 of the Participation Notice shall be amended and restated in its entirety as follows:

“A Subsequent Participation Notice shall include the details required to be included in a Participation Notice in accordance with Section 5.13 of the Agreement, provided, however, that the Repurchase Price Per Share shall equal the volume-weighted average price per share the Company paid in connection with share repurchases under the Program in the thirty (30) Trading Days immediately preceding delivery of the Program Update Notice.”

3. Upon the execution and delivery hereof, each of the 2016 Investment Agreement and the Participation Notice shall be deemed to be amended as set forth above as fully and with the same effect as if the amendments made hereby were originally set forth therein, and this Amendment and each of the 2016 Investment Agreement and Participation Notice shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments and/or restatements shall not operate so as to render invalid or improper any action previously taken thereunder or retroactively impose any obligation or grant any right to any party.

4. This Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile or transmitted electronically by “pdf” file and such facsimiles or pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

5. Except as specifically provided for in this Amendment, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the 2016 Investment Agreement and the Participation Notice, respectively, all of which shall continue to be in full force and effect.

6. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/s/ W. Joseph Payne
Name: W. Joseph Payne
Title: Chief Legal Officer & Sec.

AMAZON.COM, INC.

By:	/s/ Torben Severson
Name: Torben Severson
Title: Authorized Signatory

[Signature Page to Amendment]